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FOR IMMEDIATE RELEASE

Contacts:
         Dennis McGrath
         McGrath-Buckley
         651/646-4115


         VirtualFund Announces Results of Special Shareholder's Meeting

Minneapolis, MN, May 18, 2001 - VirtualFund, Inc. (Nasdaq: VFND). VirtualFund announced today that Melvin Masters, the company's former CEO, was removed as a director at a Special Shareholder's Meeting. Of the 15,631,404 shares eligible to vote 9,317,864 cast ballots in favor of removing Masters, or 87% of the total voting. Only 1,039,831 affirmatively voted to retain Masters. A total of 10,712,580 ballots were cast, or a 68.53 % voter turnout. (4,918,824 shares did not vote at all.)

         Chairman of the Board Tim Duoos said that, "The Board is pleased with this result. The percentage of shareholders voting at this meeting was high. We look forward to being able to return to a more normalized corporate management approach, and to the task of creating shareholder value."

         The Company also reported that Nasdaq has informed it that it will have until August 7 to demonstrate compliance with the Minimum Bid Price and Market Value of Public Float requirements for continued listing on The Nasdaq National Market. As previously reported, the Company's common stock would be subject to delisting from The Nasdaq National Market if these requirements are not met. If the Company receives notice on or after August 7, 2001, that Nasdaq has determined to delist its common stock, it would have the right to appeal that determination. If delisted from The Nasdaq National Market, the stock may be eligible to trade on another marketplace, including the Nasdaq Bulletin Board.

         VirtualFund also announced today that Joseph P. Beckman, Senior Vice President, Secretary and General Counsel of the Company, has resigned as an officer and employee of the Company effective May 21, 2001, to pursue other professional opportunities. Mr. Beckman had previously tendered his resignation before the Board suspended Mr. Masters in November 2000, but rescinded that resignation at the request of the Board. The Company expects that Mr. Beckman will continue to provide legal services to it. "The Board is grateful to Mr. Beckman for his tireless and outstanding service during the difficult challenges we have faced these past several months," said Mr. Duoos.


ABOUT VIRTUALFUND, INC.


VirtualFund.com, Inc is currently engaged in Internet hosting and information technology systems integration and consulting through its principal operating subsidiary, RSPNetwork, Inc. Telephone: 952-943-9777. Fax: 952-829-1988. Additional information is available on the company's Web site at http://www.virtualfund.com.
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Safe Harbor:
We desire to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). In addition, this document may contain statements that are intended as "forward-looking statements" within the meaning of the Act. The words or phrases "expects", "will continue", "is anticipated", "we believe", "estimate", "projects", "hope" or expressions of a similar nature denote forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or results presently anticipated or projected. Those risks and uncertainties include those discussed in this document. We wish to caution you not to place undue reliance on forward-looking statements. The factors listed in this document may have affected the Company's performance in the past and could affect future performance. Anyone deciding to invest in our common stock will take on financial risk. In deciding whether to invest, individuals should carefully consider the factors included in this document and other information publicly available to them. If we are unable to implement our plans successfully, we may lose our investment in one or more of the programs described in this document.

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